Exhibit 10.4
EXECUTION VERSION

PARTIAL RELEASE OF SECURITY INTEREST

THIS PARTIAL RELEASE OF SECURITY INTEREST (this “Release”), dated as of May 9, 2016 is made by PDL BIOPHARMA, INC., a Delaware corporation (the “Purchaser”) party to that certain Revenue Interest Assignment Agreement, dated as of July 28, 2015 by and between ARIAD PHARMACEUTICALS, INC., a Delaware corporation, (the “Company”) (as amended by that certain Amendment No. 1 to Assignment Agreement, dated May 9, 2016 and as may be further amended, restated, amended and restated, modified and/or otherwise supplemented from time to time the “RIAA”).

RECITALS

WHEREAS, pursuant to the RIAA, the Purchaser has agreed to purchase from the Company the Assigned Interests and other payment amounts required to be paid by the Company to Purchaser under the RIAA, upon the terms and conditions set forth therein;
WHEREAS, as a condition precedent to the purchase by Purchaser of the Assigned Interests, the Company and ARIAD PHARMA LTD., a company organized under the laws of England with company number 06356675 (“ARIAD UK”), executed and delivered a Security Agreement to the Purchaser to provide collateral security for the full and prompt payment of the Secured Obligations (as defined therein);
WHEREAS, ARIAD PHARMACEUTICALS (CAYMAN) L.P. (“ARIAD Cayman”), a wholly-owned subsidiary of the Company, wishes to sell and transfer to Incyte Europe S.a.r.l., an entity formed under the laws of Switzerland (“Incyte”), and Incyte wishes to purchase and acquire from Seller, all of the issued and outstanding share capital (the “Transaction”) of ARIAD PHARMACEUTICALS (LUXEMBOURG) S.A.R.L., a Luxembourg private limited liability company and wholly-owned subsidiary of ARIAD Cayman (“ARIAD Lux”), pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”);
WHEREAS, the Company and ARIAD PHARMACEUTICALS (EUROPE) SARL, a Swiss limited liability company (“ARIAD EU”, and together with the Company, ARIAD Cayman and ARIAD Lux, the “ARIAD Entities”) and wholly-owned subsidiary of ARIAD Lux, had previously entered into a Buy-In License Agreement, dated as of August 7, 2012, whereby the Company granted to ARIAD EU a perpetual and exclusive license in certain patents for the development and commercialization of the Product in certain European territories (the “License Agreement”).
WHEREAS, in connection with the Transaction, the Company, ARIAD EU and Incyte wish to enter into an Amended and Restated Buy-In License Agreement (the “A&R License Agreement”).
WHEREAS, upon consummation of the Transaction, all of the share capital of ARIAD Lux and each of ARIAD Lux’s subsidiaries, including ARIAD EU and the other entities listed on Schedule B hereto (collectively referred to herein as, the “Divested Entities”), will cease to be owned by the Company, and instead will be owned by Incyte;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WHEREAS, it is the intent of the parties hereto for Purchaser to release its security interest in, and subordinate its rights to the A&R License Agreement, with respect to, any assets owned, licensed, used or held for use by the Divested Entities for the manufacture, use, sale or commercialization of the Product in the territories listed on Schedule C hereto (each a “Divested Territory” and, collectively, the “Divested Territories”);
NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.    DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the RIAA.

2.    PARTIAL RELEASE OF LIEN.

(i)ARIAD UK is hereby released and discharged from any and all debts, liabilities and obligations under the Security Agreement, whether now existing or hereafter arising; and

(ii)the Purchaser’s lien upon and security interest in the following Collateral, including any Proceeds thereof, is hereby terminated and released:

a.any right, title or interest of ARIAD UK in the Collateral, including, without limitation, the European Marketing Authorisation (as defined in the Security Agreement), and

b.any right, title or interest of the Company or ARIAD UK in the assets listed on Schedule A attached hereto (collectively, the “Released Collateral”).

The Company and ARIAD UK shall be authorized to file the UCC amendment statement attached hereto as Exhibit 1. Purchaser, at the request and expense of the Company, will execute and deliver to the Company such additional documents and instruments evidencing the releases provided for herein as the Company or ARIAD UK may reasonably request.

3.    NON-DISTURBANCE. Purchaser agrees that (i) no violation, breach, default or event of default under the RIAA, the Security Agreement and any and all related agreements (as amended from time to time, the “Revenue Interest Transaction Documents”) and no exercise of remedies thereunder (including, without limitation, a foreclosure or other exercise of rights against the security interest in the A&R License granted under the Security Agreement or otherwise) will (or would reasonably be expected to) disturb, affect, restrict, subordinate or terminate any of Incyte’s rights under the Share Purchase Agreement or the A&R License Agreement (as amended from time

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to time, the “Transaction Documents”), (ii) if the Purchaser succeeds to the rights of the Company under the A&R License Agreement or succeeds to the ownership of the intellectual property related thereto, the Purchaser will be entitled to exercise the rights of the Company thereunder, and will also be responsible for performance of the obligations of the Company thereunder, from and after the date its succeeds to such rights, and (iii) Purchaser will not join Incyte as a party to any action or proceeding brought as a result of a violation, breach, default or event of default under the Revenue Interest Transaction Documents for the purposes of terminating Incyte’s interest and rights under the Transaction Documents. For the avoidance of doubt and notwithstanding anything herein to the contrary, the parties agree that, if Purchaser exercises its rights and remedies against the Company on account of a violation, breach, default or event of default by the Company under the Revenue Interest Transaction Documents, nothing contained herein shall constitute a waiver, release or limitation of any of the rights of Purchaser to enforce the Company’s rights under the Transaction Documents.

4.    RELEASE OF PURCHASER BY ARIAD UK. ARIAD UK releases the Purchaser and each of its affiliates and subsidiaries and each of its respective officers, directors, employees, shareholders, agents and representatives, as well as each of its successors and assigns, from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which ARIAD UK ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the RIAA and Security Agreement.

5.    CONDITIONS TO EFFECTIVENESS. This Release shall become effective upon the execution and delivery by all parties party thereto of both the Share Purchase Agreement and the A&R License Agreement and the closing of the Transaction.

6.    NO MODIFICATION. Purchaser agrees not to terminate or modify the terms and provisions of this Release without the prior written consent of Incyte, not to be unreasonably withheld, conditioned or delayed.

7.     SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assignees and transferees, including any successors, assignees and transferees of any right of Purchaser under the Transaction Documents or any rights of Purchaser in the Collateral obtained through the exercise of the Purchaser’s rights and remedies under the Transaction Documents, including, without limitation, pursuant to the institution of any foreclosure or similar proceedings or by operation of any laws relating to bankruptcy, insolvency, receivership, or assignment for the benefit of creditors.

8.    GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.
[Signatures Commence on Following Page.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Purchaser has caused this Release to be executed by its duly authorized officer as of the day first written above.

PDL BIOPHARMA, INC.

By: /s/ John P. McLaughlin____________
Name: John P. McLaughlin
Title: CEO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Acknowledged and Agreed
on this 9th day of May, 2016:

ARIAD PHARMACEUTICALS, INC.

By: /s/ Manmeet S. Soni_______________
Name: Manmeet S. Soni
Title: Chief Financial Officer and Treasurer

ARIAD PHARMA LTD.

By: /s/ Bryan Black___________________
Name: Bryan Black
Title: Director

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A
Released Collateral

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B
Divested Entities

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule C
Territories

European Union Countries	[***]

1.
Austria
2.
Belgium
3.
Bulgaria
4.
Cyprus
5.
Czech Republic
6.
Denmark
7.
Estonia
8.
Finland
9.
France
10.
Germany
11.
Greece
12.
Hungary
13.
Ireland
14.
Italy
15.
Latvia
16.
Lithuania
17.
Luxembourg
18.
Malta
19.
Netherlands
20.
Poland
21.
Portugal
22.
Romania
23.
Slovakia
24.
Slovenia
25.
Spain
26.
Sweden
27.
United Kingdom

28. Croatia [***] 33. Turkey [***] 41. Israel [***] 45. Norway 46. Russia [***] 48. Switzerland [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 1
(UCC Amendment)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.